Exhibit 4.18

SECOND AMENDED AND RESTATED
TRUST AGREEMENT
AMONG
CNA FINANCIAL CORPORATION, AS DEPOSITOR,
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS PROPERTY TRUSTEE
BNY MELLON TRUST OF DELAWARE,
AS DELAWARE TRUSTEE,
AND
THE ADMINISTRATIVE TRUSTEES NAMED HEREIN
DATED AS OF                     , _____
CNA FINANCIAL CAPITAL [I][II][III]

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

Exhibit	Document
A	Certificate of Trust
B	Certificate Depository Agreement
C	Common Securities Certificate
D	Expense Agreement
E	Preferred Securities Certificate

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CNA FINANCIAL CAPITAL [___]
          CERTAIN SECTIONS OF THIS TRUST AGREEMENT RELATING TO SECTION 310
               THROUGH 318 OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE		TRUST
ACT SECTION		AGREEMENT SECTION
Section 310	(a)(1)	8.7
	(a)(2)	8.7
	(a)(3)	8.9
	(a)(4)	2.7(a) (ii)
	(b)	8.8
Section 311	(a)	8.13
	(b)	8.13
Section 312	(a)	5.7
	(b)	5.7
	(c)	5.7
Section 313	(a)	8.14(a)
	(a)(4)	8.14(b)
	(b)	8.14(b)
	(c)	10.8
	(d)	8.14(c)
Section 314	(a)	8.15
	(b)	Not Applicable
	(c)(1)	8.16
	(c)(2)	8.16
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.1, 8.16
Section 315	(a)	8.1(a), 8.3(a)
	(b)	8.2, 10.8
	(c)	8.1(a)
	(d)	8.1, 8.3
	(e)	Not Applicable
Section 316	(a)	Not Applicable
	(a)(1)(A)	Not Applicable
	(a)(1)(B)	Not Applicable
	(a)(2)	Not Applicable
	(b)	Not Applicable
	(c)	6.7
Section 317	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	5.9
Section 318	(a)	10.9
Note: This reconciliation and tie sheet shall not, for any purposes, be deemed to be a part of this Trust Agreement.

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SECOND AMENDED AND RESTATED TRUST AGREEMENT, dated as of ___, ___, among (i) CNA Financial Corporation, a Delaware corporation (including any successors or assigns, the “Depositor”), (ii) The Bank of New York Mellon Trust Company, N.A., a national banking association, as property trustee, (in such capacity, the “Property Trustee,” and in its separate corporate capacity and not in its capacity as Property Trustee, the “Bank” (iii) BNY Mellon Trust of Delaware, a national banking association, as Delaware trustee (in such capacity, “Delaware Trustee,” and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the “Bank (Delaware)”), (iv) D. Craig Mense, an individual, and Dennis R. Hemme, an individual, each of whose address is c/o CNA Financial Corporation, 333 South Wabash Avenue,Chicago, Illinois 60604 (each an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the “Trustees”) and (iv) the several Holders, as hereinafter defined.
WITNESSETH
     WHEREAS, the Depositor and certain of the Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of December 23, 1998 (the “Original Trust Agreement”), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on December 23, 1998, attached as Exhibit A hereto; and
     WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities (as hereinafter defined) by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities (as hereinafter defined) by the Trust pursuant to the Underwriting Agreement (as hereinafter defined), (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Junior Debt Securities (as hereinafter defined) and (iv) the appointment of the Administrative Trustees;
     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:
ARTICLE I
DEFINED TERMS
SECTION 1.1 DEFINITIONS.
     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Agreement; and
     (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.
     “Act” has the meaning specified in Section 6.8.
     “Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest or Additional Sums (as defined in the Junior Indenture), as applicable, paid by the Depositor on a Like Amount of Junior Debt Securities for such period.
     “Additional Sums” has the meaning specified in Section 10.7 of the Junior Indenture.
     “Administrative Trustee” means a Person satisfying the eligibility requirements set forth in Section 8.7(b) and initially means D. Craig Mense and Dennis R. Hemme, solely in such Person’s capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such Person’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Bank” has the meaning specified in the preamble to this Trust Agreement
     “Bankruptcy Event” means, with respect to any Person:
     (a) the entry of a decree or order by a court having jurisdiction in the premises adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by such Person in furtherance of any such action.
     “Bankruptcy Laws” has the meaning specified in Section 10.9.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor’s Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.
     “Book-Entry Preferred Securities Certificates” means certificates representing beneficial interests in the Preferred Securities, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.
     “Business Day” means a day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.
     “Certificate Depository Agreement” means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.
     “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
     “Closing Date” means the Closing Time as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $                     and having the rights provided therefor in this

Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.
     “Common Securities Certificate” means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.
     “Corporate Trust Office” means the principal office of the Property Trustee located in Chicago, Illinois.
     “Definitive Preferred Securities Certificates” means Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.
     “Delaware Business Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. 3801, et seq., as it may be amended from time to time.
     “Delaware Trustee” means the corporation identified as the “Delaware Trustee” in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.
     “Depositor” has the meaning specified in the preamble to this Trust Agreement.
     “Distribution Date” has the meaning specified in Section 4.1(a).
     “Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.
     “Event of Default” means the occurrence of a Junior Debt Related Event of Default.
     “Expense Agreement” means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.
     “Expiration Period” has the meaning specified in Section 3.11 of the Junior Indenture.
     “Extension Date” has the meaning specified in Section 9.1.
     “Guarantee” means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York Mellon Trust Company, N.A., as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.
     “Junior Debt Related Event of Default” means an “Event of Default” as defined in the Junior Indenture.
     “Junior Debt Securities” means the aggregate principal amount of the Depositor’s Junior Subordinated Deferrable Interest Junior Debt Securities, Series ___, issued pursuant to the Junior Indenture.

     “Junior Debt Security Investment Company Event” means an “Investment Company Event” as defined in the Junior Indenture.
     “Junior Debt Security Redemption Date” means, with respect to any Junior Debt Securities to be redeemed under the Junior Indenture, the date fixed for redemption under the Junior Indenture.
     “Junior Debt Security Tax Event” means a “Tax Event” as defined in the Junior Indenture.
     “Junior Indenture” means the Junior Subordinated Indenture, dated as of ___, ___, between the Depositor and the Junior Indenture Trustee, as trustee, as amended or supplemented from time to time.
     “Junior Indenture Trustee” means The Bank of New York Mellon Trust Company, N.A., a national banking association organized and any successor thereto.
     “Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.
     “Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Debt Securities to be contemporaneously redeemed in accordance with the Junior Indenture, allocated to the Common Securities and to the Preferred Securities based on their relative Liquidation Amounts and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Junior Debt Securities to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust, Junior Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Debt Securities are distributed.
     “Liquidation Amount” means the stated amount of $                     per Trust Security.
     “Liquidation Date” means the date on which Junior Debt Securities are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4.
     “Liquidation Distribution” has the meaning specified in Section 9.4(d).
     “1940 Act” means the Investment Company Act of 1940, as amended.
     “Officers’ Certificate” means a certificate signed by the Chairman and Chief Executive Officer, President or any Senior Vice President or Group Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

     (a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;
     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;
     (c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.
     “Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.
     “Outstanding”, when used with respect to Preferred Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:
     (a) Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;
     (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement;
     (c) Trust Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13; and
     (d) as provided in Section 9.4(c).
provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Administrative Trustee or any Affiliate of the Depositor or any Administrative Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.
     “Owner” means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).
     “Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.
     “Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Junior Debt Securities will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Article Four.
     “Person” means any individual, corporation, partnership, joint venture, trust, association, joint stock company, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Security” means a preferred undivided beneficial interest in the assets of the Trust, designated as “___%                     ” having a Liquidation Amount of $___ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.
     “Preferred Securities Certificate” means a certificate evidencing ownership of one or more Preferred Securities, substantially in the form attached as Exhibit E.
     “Property Trustee” means the commercial bank or trust company identified as the “Property Trustee” in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.
     “Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Junior Debt Security Redemption Date and the stated maturity of the Junior Debt Securities shall be a Redemption Date for a Like Amount of Trust Securities.
     “Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, [plus the related amount of the premium, if any,] paid by the Depositor upon the concurrent redemption of a Like Amount of Junior Debt Securities, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities, subject to the provisions contained herein.

“Relevant Trustee” shall have the meaning specified in Section 8.10.
     “Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.4.
     “Securityholder” or “Holder” means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.
     “Special Event” means “Special Event” as defined in the Junior Indenture.
     “Trust” means the Delaware business trust continued hereby and identified on the cover page to this Trust Agreement.
     “Trust Agreement” means this Second Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, including the rules duly adopted by the Commission thereunder; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trust Property” means (a) the Junior Debt Securities, (b) the rights under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Trust Agreement.
     “Trust Security” means any one of the Common Securities or the Preferred Securities.
     “Trust Securities Certificate” means any one of the Common Securities Certificates or the Preferred Securities Certificates.
     “Trustees” means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.
     “Underwriting Agreement” means the Terms Agreement, dated as of ___, ___, among the Trust, the Depositor and the Underwriters named therein incorporating the Underwriting Agreement Standard Provisions.

ARTICLE II
ESTABLISHMENT OF THE TRUST
SECTION 2.1 NAME.
     The Trust continued hereby shall be known as “CNA Financial Capital [___],” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.
SECTION 2.2 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS.
     The address of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, Delaware 19801, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Depositor. The principal executive office of the Trust is c/o CNA Financial Corporation, 333 South Wabash Avenue, Chicago, Illinois 60604.
SECTION 2.3 INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.
     (a) The Trustees acknowledge receipt from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property.
     (b) The Depositor shall be responsible for and shall pay for all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and sale of the Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees as provided in Section 8.7 the costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agent(s), Securities Registrar, duplication, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).
     (c) The Depositor will pay any and all taxes of the Trust (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes.
     (d) The Depositor’s obligations under this Section 2.3 shall be for the benefit of, and shall be enforceable by, the Property Trustee and any Person to whom any such obligations, costs, expenses and taxes are owed (a “Creditor”) whether or not such Creditor has received notice hereof. The Property Trustee and any such Creditor may enforce the Depositor’s obligations under this Section 2.3 directly against the Depositor and the Depositor irrevocably waives any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other Person before proceeding against the Depositor. The

Depositor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 2.3.
     (e) The Depositor shall make no claim upon the Trust Property for the payment of such expenses.
SECTION 2.4 ISSUANCE OF THE TRUST SECURITIES.
     On ___, 1999, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, [registered in the name of the nominee of the initial Clearing Agency,] in an aggregate amount of ___ Preferred Securities having an aggregate Liquidation Amount of $___, against receipt of such aggregate purchase price of such Preferred Securities of $___, which amount the Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor a Common Securities Certificate, registered in the name of the Depositor, in an aggregate amount of ___ Common Securities having an aggregate Liquidation Amount of $___ against payment by the Depositor of such amount, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.
SECTION 2.5 SUBSCRIPTION AND PURCHASE OF DEBENTURES.
     Contemporaneously with the execution of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Junior Debt Securities, registered in the name of the Trust and having an aggregate principal amount equal to $___, and, in satisfaction of the purchase price for such Junior Debt Securities, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $___, such amount being the sum of the amounts delivered to the Property Trustee pursuant to Section 2.4 and (ii) the first sentence of this Section 2.5.
SECTION 2.6 DECLARATION OF TRUST.
     The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Junior Debt Securities, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of any of the Trustees set forth herein except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.
SECTION 2.7 AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.
     (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:
     (i) As among the Trustees, each Administrative Trustee shall have the exclusive power and authority to act on behalf of the Trust with respect to the following matters:
     (A) the issuance and sale of the Trust Securities, including execution of any agreement, certificates evidencing Trust Securities or other documents necessary or advisable with respect to such issuance and sale;
     (B) the purchase of the Junior Debt Securities
     (C) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;
     (D) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;
     (E) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;
     (F) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;
     (G) registering transfers and exchanges of the Preferred Securities in accordance with this Trust Agreement (but only if at such time the Property Trustee shall not be the Securities Registrar);

     (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;
     (I) unless otherwise determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and
     (J) the taking of any action incidental to the foregoing as such Administrative Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).
     (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:
     (A) the establishment and maintenance of the Payment Account and the appointment, subject to Section 5.9, of Paying Agents;
     (B) the receipt and registered ownership of the Junior Debt Securities;
     (C) the receipt of payments of the purchase price of the Trust Securities and the collection of interest, principal and any other payments made in respect of the Junior Debt Securities and deposit into the Payment Account;
     (D) making Distributions and other payments to the Securityholders in respect of the Trust Securities;
     (E) the exercise of all of the rights, powers and privileges of a holder of the Junior Debt Securities, subject to the terms of the Junior Indenture;
     (F) the sending of notices of default, redemption, Extension Periods, Special Events, liquidation and other information regarding the Trust Securities and the Junior Debt Securities to the Securityholders in accordance with this Trust Agreement;
     (G) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust, including, the distribution of the Trust Property in accordance with the terms of this Trust Agreement and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

     (H) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);
     (I) so long as the Property Trustee is the Securities Registrar, registering transfers and exchanges of the Preferred Securities in accordance with this Trust Agreement; and
     (J) except as otherwise provided in this Section 2.7(a)(ii) or as required by the Trust Indenture Act, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).
     (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not cause the Trust to (i) acquire any assets or make any investments (other than the Junior Debt Securities) or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a “grantor trust” for United States Federal income tax purposes, (iv) make any loans (other than the Junior Debt Securities) or incur any indebtedness for borrowed money or issue any other debt, (v) issue any securities or other evidences of beneficial ownership of, or beneficial interests in the Trust other than the Trust Securities or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.
     (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):
     (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;
     (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the doing of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advising the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

     (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to The New York Stock Exchange or any other national stock exchange or The Nasdaq Stock Market for listing upon notice of issuance of any Preferred Securities;
     (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;
     (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and
     (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.
     (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so, that (i) the Trust will not be deemed to be an “investment company” required to be registered under the 1940 Act (ii) the Trust will be classified as a grantor trust for United States Federal income tax purposes and (iii) the Junior Debt Securities will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust, as amended from time to time, or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.
SECTION 2.8 ASSETS OF TRUST.
     The assets of the Trust shall consist of the Trust Property.
SECTIlON 2.9 TITLE TO TRUST PROPERTY.
     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.
ARTICLE III
PAYMENT ACCOUNT
SECTION 3.1 PAYMENT ACCOUNT.
     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust

Agreement; provided that any Paying Agent shall have the right of withdrawal with respect to the Payment Account solely for the purpose of making the payments contemplated under Article Four. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.
     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Junior Debt Securities and any amounts paid to the Property Trustee pursuant to this Guarantee. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.
ARTICLE IV
DISTRIBUTIONS; REDEMPTION
SECTION 4.1 DISTRIBUTIONS.
     (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including any Additional Amounts) will be made on the Trust Securities at the rate [(or manner of calculation of the rate)] and on the dates that payments of interest (including any Additional Interest, as defined in the Junior Indenture) are made on the Junior Debt Securities. Accordingly:
     (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from , , and, except in the event that the Depositor exercises its right to defer the payment of interest on the Junior Debt Securities pursuant to the Junior Indenture, shall be payable [quarterly] [monthly] [semi-annually] [annually] in arrears on [Insert Dates] of each year, commencing on                     , . If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”). [insert alternative floating rate convention, if applicable]
Within two Business Days after receipt by the Property Trustee of notice of an Extension Period pursuant to Section 3.11 of the Junior Indenture, the Property Trustee shall give notice thereof to the Securityholders by first class mail, postage prepaid.
     (ii) Assuming payments of interest on the Junior Debt Securities are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the Trust Securities shall be payable at a rate of           % per annum of the Liquidation

Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. [insert alternative floating rate provisions, if applicable]. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.
     (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand legally available in the Payment Account for the payment of such Distributions.
     (iv) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be [one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date] 15 days prior to the relevant Distribution Date.
SECTION 4.2 REDEMPTION.
     (a) Upon receipt by the Trust of a notice of redemption or other acceleration of the maturity of the Junior Debt Securities, the Property Trustee, subject to Section 4.3, will call for redemption a Like Amount of Trust Securities on the Junior Debt Security Redemption Date and will call for redemption all Outstanding Trust Securities on the stated maturity date of the Junior Debt Securities, in each case at the applicable Redemption Price.
     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register. All notices of redemption shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) the CUSIP number;
     (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;
     (v) the place or places where Trust Securities are to be surrendered for payment of the Redemption Price; and
     (vi) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date.

(c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Junior Debt Securities. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand legally available in the Payment Account for the payment of such Redemption Price.
     (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then[, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price for the Preferred Securities being redeemed on such date and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Preferred Securities are not in book-entry-only form,] the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.
     (e) Payment of accumulated and unpaid Distributions on the Redemption Date of the Trust Securities will be subject to the rights of Holders on the close of business on the relevant record date in respect of a Distribution Date occurring on or prior to such Redemption Date.
     (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method

(including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. If fewer than all of the Trust Securities represented by a Trust Securities Certificate are redeemed, an Administrative Trustee shall execute for the Holder a new Trust Securities Certificate representing the unredeemed Trust Securities. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.
SECTION 4.3 SUBORDINATION OF COMMON SECURITIES.
     (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price and/or Liquidation Distribution of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price and/or Liquidation Distribution of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment shall have been made or been provided for in full in cash of (i) all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, such Redemption Price on all Outstanding Preferred Securities then being redeemed, as applicable, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price and/or Liquidation Distribution of, Preferred Securities then due and payable.
     (b) In the case of the occurrence of any Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of such Event of Default has been cured, waived or otherwise eliminated with respect to the Preferred Securities. Until any such Event of Default under this Trust Agreement has been so cured, waived or otherwise eliminated with respect to the Preferred Securities, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.
SECTION 4.4 PAYMENT PROCEDURES.
     If the Preferred Securities are held by a Clearing Agency, payment of Distributions and any Redemption Price or Liquidation Distribution shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons’ accounts at such Clearing Agency on the applicable Distribution Dates. Payments of the Redemption Price or Liquidation

Distribution in respect of Definitive Preferred Securities held in certificated form shall be made to the Holder thereof in immediately available funds upon surrender of the Preferred Securities Certificate representing such Definitive Preferred Securities at the Corporate Office of the Trustee. Payments of Distributions (including Additional Amounts, if applicable) in respect of Definitive Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register. Payments in respect of Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.
SECTION 4.5 TAX RETURNS AND REPORTS.
     The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor’s expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Administrative Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.
SECTION 4.6 PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST.
     Upon receipt under the Junior Debt Securities of Additional Sums and directions as to the payments of such Additional Sums, the Property Trustee shall promptly pay, solely out of monies on deposit pursuant to this Trust Agreement, any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.
SECTION 4.7 REDUCTION FOR PAYMENTS UNDER JUNIOR INDENTURE.
     Any amount payable hereunder to any Holder of Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to Section 5.8 of the Junior Indenture, Section 5.14 of this Trust Agreement or the Guarantee.
ARTICLE V
TRUST SECURITIES CERTIFICATES
SECTION 5.1 INITIAL OWNERSHIP.
     Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 5.2 THE TRUST SECURITIES CERTIFICATES.
     The Preferred Securities Certificates shall be issued in minimum denominations of $                    Liquidation Amount and integral multiples of $                    in excess thereof, and the Common Securities Certificate shall be issued in an aggregate Liquidation Amount equal to $                    . Trust Securities Certificates representing fractional interests shall not be issued. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Sections 5.4, 5.11 and 5.13.
SECTION 5.3 EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.
     On the Closing Date, the Administrative Trustees shall cause Preferred Securities Certificates and the Common Securities Certificates, in the respective aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust as provided in Section 5.2 and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor.
SECTION 5.4 REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES.
     The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the “Securities Register”) in which, the registrar designated by the Depositor (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and the Common Securities Certificate (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar; any successor Securities Registrar shall be appointed by the Administrative Trustees.
     Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.
     The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities

Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section V.8.
     Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Registrar in accordance with its customary practice.
     No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates (other than any exchange not involving a transfer).
SECTION 5.5 MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.
     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its reasonable satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be reasonably required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.
SECTION 5.6 PERSONS DEEMED SECURITYHOLDERS.
     The Trustees, the Paying Agent or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner and Holder of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Trustees, the Paying Agent or the Securities Registrar shall be bound by any notice to the contrary.
SECTION 5.7 ACCESS TO LIST OF SECURITYHOLDERS’ NAMES AND ADDRESSES.
     (a) The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. Each Securityholder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee the Delaware Trustee, or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
     In the event that the Property Trustee is no longer the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date and (a) the Property Trustee, quarterly not later than 10 days prior to a Distribution Date and (b) to the Property Trustee, promptly after receipt by the Administrative Trustees, promptly after receipt by the Administrative Trustees or the Depositor of a request therefor from the Property Trustee in order to enable the Paying Agent to pay Distributions in accordance with Section 4.1 hereof, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee.
SECTION 5.8 MAINTENANCE OF OFFICE OR AGENCY.
     The Property Trustee shall maintain in New York, New York and Chicago, Illinois, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served, initially located at                     . The Property Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.
SECTION 5.9 APPOINTMENT OF PAYING AGENT.
     The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect; provided that such revocation and removal with respect to the sole Paying Agent shall not become effective until the appointment of a successor. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee (in the case of a Paying Agent other than the Bank) and the Depositor to act as Paying Agent (which shall be a bank or trust company meeting the eligibility requirements set forth in Section 6.9 of the Junior Indenture); provided that such resignation with respect to the sole Paying Agent shall not become effective until the appointment of a successor. The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.
SECTION 5.10 OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR; NO TRANSFER.
     On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Junior Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause the Common Securities Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE”.
SECTION 5.11 BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE.
     (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a Preferred Securities Certificate or Certificates representing [Definitive Preferred Securities or] Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Book-Entry Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred Securities Certificate representing such Owner’s interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:
     (i) the provisions of this Section 5.11(a) shall be in full force and effect;
     (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Redemption Price Amount of and Distributions on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

     (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and
     (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite Liquidation Amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Owners’ votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.
     (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.
SECTION 5.12 NOTICES TO CLEARING AGENCY.
     To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.
SECTION 5.13 ISSUANCE OF DEFINITIVE PREFERRED SECURITIES CERTIFICATES.
     If (a) the Depositor advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Preferred Securities Certificates or that the Clearing Agency is no longer registered or in good standing under the Securities Act of 1934, as amended, or other applicable statute or regulation, and the Depositor is unable to locate a qualified successor within 90 days, (b) the Depositor at its option advises the Property Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Owners of Book-Entry Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Book-Entry Preferred Securities Certificates, then the Property Trustee shall instruct the Clearing Agency to notify all Owners of Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners requesting the same. Upon surrender to the Property Trustees of the Preferred Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in authorized denominations in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.
SECTION 5.14 RIGHTS OF SECURITYHOLDERS.
     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
     (b) For so long as any Preferred Securities remain Outstanding, if, upon a Junior Debt Related Event of Default, the Junior Indenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Junior Debt Securities fail to declare the principal of all of the Junior Debt Securities to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Junior Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Junior Debt Securities shall become immediately due and payable, provided that the payment of principal and interest on such Junior Debt Securities shall remain subordinated to the extent provided in the Junior Indenture.
     At any time after such a declaration of acceleration with respect to the Junior Debt Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Junior Indenture Trustee as in the Junior Indenture provided, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Junior Indenture Trustee, may rescind and annul such declaration and its consequences if:
     (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

     (A) all overdue installments of interest (including any Additional Interest (as defined in the Junior Indenture)) on all of the Junior Debt Securities,
     (B) the principal of (and premium, if any, on) any Junior Debt Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Junior Debt Securities, and
     (C) all sums paid or advanced by the Junior Indenture Trustee under the Junior Indenture and the reasonable compensation, expenses, disbursements and advances of the Junior Indenture Trustee and the Property Trustee, their agents and counsel; and
     (ii) all Events of Default, other than the non-payment of the principal or premium, if any, of the Junior Debt Securities which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Junior Indenture.
     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).
     The holders of a majority in aggregate Liquidation Amount of the Preferred Securities may, on behalf of the holders of the Junior Debt Securities and the Holders of the related Preferred Securities, waive any past default under the Junior Indenture, except a default in they payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest, premium, if any, and principal due otherwise than by acceleration has been deposited with the Junior Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Debt Security. No such recission shall affect any subsequent default or impair any right consequent thereon.
     (c) For so long as any Preferred Securities remain Outstanding, upon an Event of Default specified in Sections 5.1(a) or 5.1(b) of the Junior Indenture, any Holder of Preferred

Securities shall have the right to institute a proceeding directly against the Depositor pursuant to Section 5.8 of the Junior Indenture for enforcement of payment to such Holders of the principal of or premium, if any, or interest on the Junior Debt Securities having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a “Direct Action”).
     Except as set forth in this Section 5.14(c) and Section 5.14(b) and Sections 5.12, 9.2 and 10.5 of the Junior Indenture, the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Junior Debt Securities.
ARTICLE VI
ACTS OF SECURITYHOLDERS; MEETINGS; VOTING
SECTION 6.1 LIMITATIONS ON VOTING RIGHTS.
     (a) Except as provided in this Section, in Sections 5.14, 8.10 and 10.2 and in the Junior Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.
     (b) So long as any Junior Debt Securities are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee, or executing any trust or power conferred on the Junior Indenture Trustee with respect to the Junior Debt Securities, (ii) waive any past default which is waivable under Section 5.13 of the Junior Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Indenture or the Junior Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a majority in Liquidation Amount of all Outstanding Preferred Securities, provided, however, that where a consent under the Junior Indenture would require the consent of each holder of Junior Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Junior Indenture Trustee with respect to the Junior Debt Securities. In addition to obtaining the foregoing consents of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will continue to qualify as a grantor trust for United States Federal income tax purposes after taking into account such action.
     (c) Subject to Section 10.2(c) hereof, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would fail to qualify as a grantor trust for United States federal income tax purposes.
SECTION 6.2 NOTICE OF MEETINGS.
     Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Preferred Securityholder of record, at its registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.
SECTION 6.3 MEETINGS OF PREFERRED SECURITYHOLDERS.
     No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of 10% of the Outstanding Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.
     Preferred Securityholders of 50% of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.
     If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.
SECTION 6.4 VOTING RIGHTS.
     Securityholders shall be entitled to one vote for each $                    of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.
SECTION 6.5 PROXIES, ETC.
     At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.
SECTION 6.6 SECURITYHOLDER ACTION BY WRITTEN CONSENT.
     Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding a majority of all Preferred Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.
SECTION 6.7 RECORD DATE FOR VOTING AND OTHER PURPOSES.
     For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.
SECTION 6.8 ACTS OF SECURITYHOLDERS.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.
     Without limiting the generality of this Section 6.8, unless otherwise provided in or pursuant to this Trust Agreement, a Securityholder, including a Clearing Agency, may make,

give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other act provided in or pursuant to this Trust Agreement to be made, given or taken by Securityholders, and a Clearing Agency that is a Securityholder may provide its proxy or proxies to the beneficial owners of interest the Trust Securities owned by such Clearing Agency through such Clearing Agency’s standing instructions and customary practices.
     The Administrative Trustees shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any Trust Securities held by a Clearing House entitled under the procedures of such Clearing House to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other act provided in or pursuant to this Trust Agreement to be made, given or taken by Securityholders. If such a record date is fixed, the Securityholders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other act, whether or not such Securityholders remain Securityholders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other act shall be valid or effective if made, given or taken more than 90 days after such record date.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.
     The ownership of Preferred Securities shall be proved by the Securities Register.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.
     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.
     If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such

Securityholder or Trustee under this Article 6, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.
SECTION 6.9 INSPECTION OF RECORDS.
     Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder’s interest as a Securityholder.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF THE BANK AND THE BANK (DELAWARE).
     The Bank and the Bank (Delaware), each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:
     (a) the Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States; The Bank (Delaware) is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and The Bank (Delaware), as Delaware Trustee, fulfills for the trust the statutory requirements of Section 3807 of the Delaware Business Trust Act;
     (b) each of the Bank and the Bank (Delaware) has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;
     (c) this Trust Agreement has been duly authorized, executed and delivered by the Bank and the Bank (Delaware) and constitutes the valid and legally binding agreement of the Bank and the Bank (Delaware) enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (d) the execution, delivery and performance by each of the Bank and the Bank (Delaware) of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Bank and the Bank (Delaware), respectively, and do not require any approval of stockholders of the Bank or the Bank (Delaware) and such execution, delivery and performance will not (i) violate the Bank’s or the Bank’s (Delaware) Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Bank or the Bank (Delaware) Trustee, as the case may be, is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the corporate, banking or trust powers of the Bank or the Bank (Delaware) (as appropriate in context) or any order, judgment or decree applicable to the Bank or the Bank (Delaware);
     (e) neither the authorization, execution or delivery by the Bank or the Bank (Delaware) of this Trust Agreement nor the consummation of any of the transactions by the Bank or the Bank (Delaware) (as the case may be) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the corporate, banking or trust powers of the Bank or the Bank (Delaware), as appropriate in context, under the laws of the United States or the State of Delaware;
     (f) there are no proceedings pending or, to the best of each of the Bank’s and the Bank’s (Delaware) knowledge, threatened against or affecting the Bank or the Bank (Delaware) in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank or the Bank (Delaware), as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.
SECTION 7.2 REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.
     The Depositor hereby represents and warrants for the benefit of the Securityholders that:
     (a) the Trust Securities Certificates issued on behalf of the Trust have been duly authorized and have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be entitled to the benefits of this Trust Agreement; and
     (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.
ARTICLE VIII
THE TRUSTEES
SECTION 8.1 CERTAIN DUTIES AND RESPONSIBILITIES.
     (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.
     (b) Except during the continuance of an Event of Default,
     (i) each of the Property Trustee, the Delaware Trustee and the Administrative Trustees undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against any of the Property Trustee; and
     (ii) in the absence of bad faith on its part, the Property Trustee, the Delaware Trustee and the Administrative Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Person and conforming to the requirements of this ; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to any such Person, such Person shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.
     (c) In case an Event of Default has occurred and is continuing, the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     (d) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.
     (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

     (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;
     (iii) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Junior Debt Securities and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;
     (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and
     (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.
SECTION 8.2 NOTICES OF DEFAULTS AND PAYMENT DEFERRALS.
     Within ninety calendar days after the occurrence of any Event of Default or Junior Debt Security Tax Event actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.
     Within five Business Days after the receipt of notice of the Depositor’s exercise of its right to defer the payment of interest on the Junior Debt Securities pursuant to the Junior Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.
SECTION 8.3 CERTAIN RIGHTS OF PROPERTY TRUSTEE.
     Subject to the provisions of Section VIII.1:
     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if, other than during the occurrence and continuance of an Event of Default, (i) in performing its duties under this Trust Agreement, the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor and the Property Trustee shall be fully protected in acting in accordance with such instructions; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;
     (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;
     (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;
     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;
     (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;
     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;
     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;
     (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and
     (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.
     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.
SECTION 8.4 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.
     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness (except to the extent they are incorporated into the Statement of Eligibility on Form T-1 provided by the Property Trustee to Depositor in connection herewith). The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Junior Debt Securities.
SECTION 8.5 MAY HOLD SECURITIES.
     Except as provided in the definition of the term “Outstanding” in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

SECTION 8.6 COMPENSATION; INDEMNITY; FEES.
     The Depositor agrees:
     (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and
     (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.
     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the resignation or removal of any Trustee.
SECTION 8.7 CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.
     (a) There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.
     (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.
SECTION 8.8 CONFLICTING INTERESTS.
     If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. Subject to the foregoing, the Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor nor any Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.
SECTION 8.9 CO-TRUSTEES AND SEPARATE TRUSTEE.
     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.
     Should any written instrument from the Depositor be required by any co- trustee or separate trustee so appointed for more fully confirming to such co- trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.
     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
     (a) the Trust Securities shall be executed and delivered, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee;
     (b) the rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;
     (c) the Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor; upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal; and a successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;
     (d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder;
     (e) the Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee; and
     (f) any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
SECTION 8.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
     No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.
     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders.

If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.
     Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.
     If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 8.11.
     If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, regardless of whether an Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.
     The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).
SECTION 8.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.
     In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.
     In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.
     Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.
SECTION 8.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.
     Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
SECTION 8.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST.
     If and when the Property Trustee or the Delaware Trustee shall be or become a creditor (whether directly or indirectly Secured or Unsecured) of the Depositor or the Trust (or any other obligor upon the Junior Debt Securities or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).
SECTION 8.14 REPORTS BY PROPERTY TRUSTEE.
     The Property Trustee shall transmit to Preferred Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within 60 days after each                      following the date of the Trust Agreement deliver to Holders a brief report, dated as of                     , which complies with the provisions of such Section 313(a).
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which any Preferred Securities are then listed, with the Commission and with the Trust. The Trust will promptly notify the Property Trustee when any Preferred Securities are listed on any stock exchange.
SECTION 8.15 REPORTS TO THE PROPERTY TRUSTEE.
     The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 8.16 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.
     Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.
SECTION 8.17 NUMBER OF TRUSTEES.
     (a) The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees; provided, however, that there shall at all times be at least one Administrative Trustee. The Property Trustee and the Delaware Trustee may be the same Person if the Property Trustee meets the applicable requirements.
     (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.
     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.
SECTION 8.18 DELEGATION OF POWER.
     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and
     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.
SECTION 8.19 VOTING.
     Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

ARTICLE IX
TERMINATION, LIQUIDATION AND MERGER
SECTION 9.1 TERMINATION UPON EXPIRATION DATE.
     Unless earlier terminated, the Trust shall automatically terminate on                     , ___(the “Expiration Date”), following the distribution of the Trust Property in accordance with Section 9.4.
SECTION 9.2 EARLY TERMINATION.
     The first to occur of any of the following events is an “Early Termination Event”:
     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution, liquidation or winding-up of, the Depositor;
     (b) the direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to terminate the Trust and distribute a Like Amount of Junior Debt Securities to Securityholders of Trust Securities.
     (c) the redemption of all of the Trust Securities; and
     (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.
     The direction of the Depositor pursuant to Section 9.2(b) shall be made in writing by the Depositor and specify the date of distribution of the Junior Debt Securities, which shall not be less than less than 30 days after the date of the delivery of such direction.
     The election of the Depositor pursuant to Section 9.2(b) shall be made by the Depositor giving written notice to the Trustees not less than 30 days prior to the date of distribution of the Junior Debt Securities. Such notice shall specify the date of distribution of the Junior Debt Securities and shall be accompanied by an Opinion of Counsel that such event will not be a taxable event to the Holders of the Preferred Securities for Federal income tax purposes.
SECTION 9.3 TERMINATION.
     The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

SECTION 9.4 LIQUIDATION.
     (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Junior Debt Securities, subject to clause (d) below. Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:
          (i) state the Liquidation Date;
          (ii) state that from and after the Liquidation Date the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Debt Securities; and
          (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Junior Debt Securities or, if clause (d) below applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.
     (b) In order to effect the liquidation of the Trust and distribution of the Junior Debt Securities to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Debt Securities in exchange for the Outstanding Trust Securities Certificates.
     (c) Except where Section 9.2(c) or clause (d) below applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Junior Debt Securities will be issued to holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its commercially practicable efforts to have the Junior Debt Securities listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed, if any, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Junior Debt Securities, accruing interest at the rate provided for in the Junior Debt Securities from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Junior Debt Securities) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Junior Debt Securities upon surrender of Trust Securities Certificates.
     (d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise,

distribution of the Junior Debt Securities in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Common Securities will be entitled to receive the Liquidation Distribution upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities, and no Liquidation Distribution shall be paid to the Holders of the Common Securities unless and until receipt by all Holders of the Preferred Securities of the entire Liquidation Distribution payable in respect thereof.
SECTION 9.5 MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST.
     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other body, except pursuant to this Section IX.5. At the request of the Depositor, with the consent of only the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or any successor entity) will continue to be classified as a grantor trust for United States Federal income tax purposes and (viii) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.
ARTICLE X
MISCELLANEOUS PROVISIONS
SECTION 10.1 LIMITATION OF RIGHTS OF SECURITYHOLDERS.
     The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
SECTION 10.2 AMENDMENT.
     (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

     (b) Except as provided in Section 6.1 and 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for United States Federal income tax purposes or the Trust’s exemption from status of an investment company under the 1940 Act.
     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Article Six hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, (ii) change the redemption provisions of the Trust Securities, (iii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment contemplated in (i) or (ii) above on or after such date, (iv) modify the first sentence of Section 2.6 hereof, (v) authorize or issue any beneficial interest in the Trust other than as contemplated by this Trust Agreement, (vi) change the conditions precedent for the Depositor to elect to dissolve the Trust and distribute the Debentures to Holders of the Trust Securities as set forth in Section 9.2, or (vii) affect the limited liability of any Holder of Preferred Securities; and notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.
     (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.
     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, the Property Trustee or the Delaware Trustee (as the case may be), this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor, the Property Trustee or the Delaware Trustee, respectively.
     (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.
     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

SECTION 10.3 SEPARABILITY.
     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.4 GOVERNING LAW.
     This Trust Agreement and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflict of laws principles.
SECTION 10.5 PAYMENTS DUE ON NON-BUSINESS DAY.
     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date [insert alternative floating rate conversion, if applicable].
SECTION 10.6 SUCCESSORS.
     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Junior Indenture and pursuant to which the assignee agrees in writing to perform the Depositor’s obligations hereunder, the Depositor shall not assign its obligations hereunder.
SECTION 10.7 HEADINGS.
     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.
SECTION 10.8 REPORTS, NOTICES AND DEMANDS.
     Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder’s name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to CNA Financial Corporation, 333 South Wabash Avenue, Chicago, Illinois 60604, Attention: _________, facsimile no.: (312)                     . Any notice to Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose.

Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.
     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to The Bank of New York Mellon Trust Company, N.A., [insert address]; (b) with respect to the Delaware Trustee, to BNY Mellon Trust of Delaware, [insert address]; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked “Attention Administrative Trustees of CNA Financial Capital [I][II][III].” Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.
SECTION 10.9 TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.
     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.
     (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.
     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.
     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.
SECTION 10.10 ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND JUNIOR INDENTURE.
     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE JUNIOR INDENTURE, AND SHALL

CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

CNA Financial Corporation, as Depositor
By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A., as Property Trustee
By:
Name:
Title:

BNY Mellon Trust of Delaware, as Delaware Trustee
By:
Name:
Title:

D. Craig Mense,
as Administrative Trustee

Dennis R. Hemme,
as Administrative Trustee